Exhibit 107
CALCULATION OF FILING FEE TABLES
424(b)(5)
(Form Type)

Portland General Electric Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Portland General Electric Company Common Stock, no par value	457(o)			$500,000,000	0.0001381	$69,050
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities				—		—			—	—	—	—
	Total Offering Amounts					$500,000,000(1)		$69,050
	Total Fees Previously Paid							—
	Total Fee Offsets							$12,718.32
	Net Fee Due							$56,331.68

(1)
registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-288955 except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Portland General Electric Company	S-3	333-266454	July 26, 2024		$12,718.32 (2)	Equity	Common Stock, no par value	—	$86,167,497 (2)	—
Fees Offset Sources	Portland General Electric Company	S-3	333-266454		July 26, 2024	—	—	—	—	—	$59,040.00 (2)

(2)
Portland General Electric Company. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having a proposed maximum aggregate offering price of up to $400,000,000 offered by means of a prospectus supplement dated July 26, 2024 and an accompanying prospectus dated August 2, 2022 pursuant to a Registration Statement on Form  S-3  (Registration  No. 333-266454 ) filed on August 2, 2022 (the “Prior Prospectus Supplement”). Such shares were carried forward by means of a prospectus supplement dated July 25, 2025 and an accompanying prospectus supplement dated July 25, 2025, pursuant to a Registration Statement on Form S-3 (Registration No. 333-288955) filed on July 25, 2025. Of those shares of common stock, shares of common stock having an aggregate offering price of $313,832,503 have been sold. As such, securities with an aggregate offering price of $86,167,497 offered hereby are unsold securities previously registered on the Prior Prospectus Supplement, for which filing fees of $12,718.32 were previously paid to the SEC on July 26, 2024 and will continue to be applied to such unsold securities. The offering pursuant to the Prior Prospectus Supplement has been completed and the unsold securities thereunder will be offered pursuant to the Current Prospectus Supplement.